                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934




 DATE OF REPORT: September 17, 1997
                 ------------------




                           ROTECH MEDICAL CORPORATION
                           --------------------------
             (Exact name of Registrant as specified on its Charter)



        Florida                                              59-2115892
----------------------------                          -------------------------
(State or jurisdiction of                                  (I.R.S. Employer
incorporation or organization)                            Identification No.)



4506 L.B. McLeod Road, Suite F, Orlando, Florida        32811
------------------------------------------------  ------------------
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code:  (407) 841-2115
---------------------------------------------------  --------------


Not Applicable
--------------
(former name or former address, if changed since last report)

Item 5. Other Events
--------------------

FOR IMMEDIATE RELEASE
ROTECH MEDICAL CORPORATION
YEAR END RESULTS
PAGE 1 OF 2

Orlando, Florida, September 16, 1997, RoTech Medical Corporation (NASDAQ/NMS-
ROTC), a diversified provider of home respiratory care, home infusion therapy and other pharmacy-related services and other home medical services and products announced earnings of $1.12 per share for the fiscal year ended July 31, 1997, compared to earnings of $0.82 per share for the fiscal year ended July 31, 1996 on a fully diluted basis. Net income for the 1997 fiscal year increased 50% to $30,807,000 from $20,556,000 for the prior fiscal year. Management attributes the growth in operating revenue to the continued expansion of its homecare business through internal growth of 16% and acquisitions of related businesses during the 1997 fiscal year.

The Company derived the following percentage revenues for the year ended July 31, 1997 from the following lines of business and mix of payors:

Respiratory products and services    50%  Medicare                         51%
Home medical equipment               29%  Other insurances/private pay     34%
Pharmacy products and services       14%  Medicaid                         10%
Physician and other services          7%  Managed care                      5%
                                    ---                                   ---
    Total                           100%                                  100%

                                    1997   1996
                                    ----   ----
Locations                           613    390
States                               35     28

During the fiscal year ended July 31, 1997, RoTech added 223 home care locations, with 174 established through acquisitions and another 49 as new locations. RoTech's philosophy of expansion through acquisitions and new start-ups in lesser medically-serviced areas of the country, along with integration of its new products and services into existing and acquired locations, has contributed significantly to the improved results of its operations for the year ended July 31, 1997.

FOR IMMEDIATE RELEASE
ROTECH MEDICAL CORPORATION
YEAR END RESULTS
PAGE 2 OF 2



                                                       FISCAL YEAR RESULTS
                                       (in thousands)                        (in thousands)                        %
                                           1997                                   1996                         Increase
                                      ----------------                      ----------------                  -----------
Operating Revenue                         $422,692                               $263,030                           61%
EBITDA                                    $108,151                                $64,660                           67%
Net Income                                 $30,807                                $20,556                           50%
Earnings Per Share:
     Primary                                 $1.17                                  $0.83                           41%
     Fully diluted                           $1.12                                  $0.82                           37%
Weighted Average Shares:
     Primary                                26,352                                 24,657                            7%
     Fully diluted                          30,940                                 25,206                            23%

                                                       FOURTH QUARTER RESULTS
                                       (in thousands)                        (in thousands)                        %
                                           1997                                   1996                         Increase
                                      ----------------                      ----------------                  -----------
Operating Revenue                         $125,118                                $83,464                           50%
EBITDA                                     $33,378                                $21,008                           59%
Net Income                                  $8,914                                 $5,860                           52%
Earnings Per Share:
    Primary                                  $0.33                                  $0.23                           43%
    Fully diluted                            $0.31                                  $0.23                           35%
Weighted Average Shares:
    Primary                                 26,850                                 25,565                            5%
    Fully diluted                           31,572                                 25,940                           22%

As of July 31, 1997, RoTech operated 589 home care locations in 35 states and 24 primary care physician practices in 2 states. RoTech Medical Corporation, headquartered in Orlando, Florida, provides home respiratory care, home infusion therapy and other pharmacy-related services and other medical services and equipment to patients referred to the Company principally by primary care physicians in smaller cities and rural areas.

Visit our web site at WWW.ROTECH.COM



                                      ###

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report on 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                          RoTech Medical Corporation,
                                          a Florida Corporation


Dated:  September 17, 1997                By:  /s/ Rebecca R. Irish
        ------------------                   -------------------------------
                                               Rebecca R. Irish, Treasurer
                                               and Chief Financial Officer